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                                    EXHIBIT A

      This Exhibit A provides for certain of the substantive terms and provisions regarding, among other things, the interest rate, interest repayment, and selection and conversion of optional interest rates for the Loans established pursuant to the First Amendment To Unsecured Revolver Loan Agreement to which this document is attached as an Exhibit (the "Loan Agreement"). The terms and provisions of this Exhibit A are specifically incorporated by reference into the Loan Agreement.

1. The following terms as used in this Exhibit A and the Loan Agreement shall have the meanings set forth below:

      Base Rate. The higher of (a) the annual rate of interest announced from time to time by the Lender at its head office in Boston, Massachusetts as its "base rate" and (b) one half of one percent (1/2%) above the overnight federal funds effective rate as published by the Board of Governors of the Federal Reserve System, as in effect from time to time.

      Business Day. Any day on which the Lender is open for the transaction of banking business in Boston, Massachusetts and, in case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

      Conversion Request. A notice given by the Borrower to the Lender of (i) its initial selection of an interest rate option for an Advance in accordance with Paragraph 5, herein, or (ii) its election to convert or continue an interest rate option for a Loan in accordance with Paragraph 6, herein.

      Convert, Conversion and Converted. The conversion of a Loan from one Type to Loans of another Type.

      Domestic Rate. For any Interest Period with respect to each Domestic Rate Loan, floating at the per annum rate equal to the Base Rate. The Domestic Rate shall be adjusted automatically on any change in the Base Rate, such that any change in the Domestic Rate resulting therefrom shall become effective as of the opening of business on the day on which such change in the Base Rate became effective.

      Domestic Rate Loan. All or any portion of any Advance or the Loan which bears interest at the Domestic Rate.

      Eurocurrency Reserve Rate. For any day with respect to a LIBOR Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency


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Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Interest Payment Date. (a) As to any Loan, the first day of each calendar month commencing with the calendar month following the calendar month which includes the date of the Advance of such Loan; and (b) as to any LIBOR Rate Loan, the last day of each Interest Period.

      Interest Period. With respect to each Loan, (a) initially, the period commencing on the date of the Advance of such Loan and ending on the last day of one of the periods set forth below (i) for any Domestic Rate Loan, the last day of the calendar month; and (ii) as selected by the Borrower in a Conversion Request, for any LIBOR Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

            (B) if any Interest Period with respect to a Domestic Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (C) if the Borrower shall fail to give notice as provided in Paragraph 6, herein, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Domestic Rate Loan on the last day of the then current Interest Period with respect thereto;

            (D) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numeri cally corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and



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            (E) any Interest Period relating to any LIBOR Rate Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

      LIBO Rate. For any Interest Period with respect to a LIBOR Rate Loan, the interest rate per annum (rounded upwards to the next highest 1/16 of 1%) determined by the Lender pursuant to the following formula:

                  Euro Rate   =   LIBO Bid Rate
                                  --------------------------------
                                  1.00 - Eurocurrency Reserve Rate

      LIBO Bid Rate. For any Interest Period with respect to a LIBOR Rate Loan, the annual rate of interest determined by the Lender on the second Business Day prior to the first day of such Interest Period to be the rate at which deposits in U.S. dollars are offered to the Lender by prime banks in whatever Eurodollar interbank market may be selected by the Lender in its sole discretion, acting in good faith, at the time of determination and in accordance with the usual practice in such market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount equal (as nearly as may be) to the principal amount of such LIBOR Rate Loan.

      LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other eurodollar interbank market as may be selected by the Lender in its sole discretion acting in good faith.

      LIBOR Rate. For any Interest Period with respect to a LIBOR Rate Loan, an interest rate per annum equal at all times during such Interest Period to the
(i) LIBO Rate plus (ii) One percent (1.00%).

      LIBOR Rate Loan. All or any portion of an Advance or the Loan bearing interest calculated by reference to the LIBOR Rate.

      Type of Loan. A Domestic Rate Loan or a LIBOR Rate Loan, as the case may be.

2. Any and all terms which are defined in the Loan Agreement shall when used herein have the meaning set forth in the Loan Agreement, unless otherwise defined herein.

3.    The Loan shall bear interest as follows:

      a.    For each Interest Period:

            i. To the extent that all or any portion of the Loan is a Domestic Rate Loan, such portion shall bear


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                  interest during such Interest Period at the floating rate
                  equal to the Domestic Rate.

            ii. To the extent that all or any portion of the Loan is a LIBOR Rate Loan, such portion shall bear interest during such Interest Period at the LIBOR Rate determined for such Interest Period.

4. The Borrower promises to pay interest on the Loan in arrears on each Interest Payment Date applicable to such Interest Period.

5. The Borrower agrees that each request submitted to the Lender requesting an Advance shall be accompanied by a written notice of Borrower (the "Conversion Request") specifying (i) the requested Type of Loan comprising such Advance, (ii) in the case of an Advance comprised of any LIBOR Rate Loan, the initial Interest Period; and (iii) the amount of each Type of Loan; provided, however, that each LIBOR Rate Loan shall be in an amount
            --------  -------
      of $100,000.00 or integral multiple thereof. A Conversion Request with respect to a LIBOR Rate Loan shall be irrevocable and binding on Borrower. If no Conversion Request is given by Borrower to the Lender with respect to any request for an Advance, the Borrower shall be deemed to have selected a Domestic Rate Loan.

6. Upon notice given by Borrower to the Lender not later than 12:00 noon (Boston time) (1) in the case of Conversions into Domestic Rate Loans, on the date of the proposed Conversion, and (2) in the case of Conversions into LIBOR Rate Loans on the third Business Day prior to the date of the proposed Conversion, the Borrower may Convert, on any Business Day, Loans of one Type made to the Borrower into Loans of another Type, provided, however, that (a) any Conversion of LIBOR Rate Loans may be made
      --------  -------
      only on the last day of the respective Interest Period for such Loans, (b) any Loan Converted to a LIBOR Rate Loan shall be in an amount of $100,000.00 or integral multiple thereof, and (c) no Advance may be Converted to a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. Each such Conversion Request shall be by telephone, telecopy, telex or cable, in each case confirmed immediately in writing in the manner specified for notices herein, and shall, within the restrictions specified above, specify (i) the date of such Conversion,
      (ii) the Loans to be Converted, and (iii) if such Conversion is to LIBOR Rate Loan the duration of the initial Interest Period for such Loans. Each Conversion Request with respect to LIBOR Rate Loans shall be irrev ocable and binding on the Borrower.


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7.    If after giving a Conversion Request, the Borrower fails to borrow or
      Convert any LIBOR Rate Loan, the Borrower shall indemnify the Lender against any loss or expense incurred by the Lender as a result of such failure including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain an Advance to be made by the Lender and the compensation as provided for in Paragraph 12, herein.

8. Any Loans of any Type may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Paragraph 6, above; provided that no
                                                             --------
      LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Domestic Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which the officers of the Lender active upon the Borrower's account have actual knowledge.

9. In the event that the Borrower does not notify the Lender of its election under Paragraph 6, herein, in a timely manner with respect to any Loan upon the expiration of the applicable Interest Period, such Loan shall be automatically converted to a Domestic Rate Loan at the end of the applicable Interest Period.

10. Notwithstanding anything to the contrary contained herein, in no event may the Borrower select more than five (5) Interest Periods to be in effect at any one time for any particular Type of Loan.

11. Each determination of an interest rate by the Lender pursuant hereto shall be conclusive and binding upon the Borrower in the absence of manifest error.

12. The Borrower agrees to indemnify the Lender and to hold the Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that the Lender may sustain or incur as a consequence of (a) an Event of Default by the Borrower in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) an Event of Default by the Borrower in making a borrowing or conversion after the Borrower has given (or is deemed to have given) a Conversion Request, or (c) the making of any payment of any LIBOR Rate Loan or the making of any conversion of any such Loan to a Domestic Rate Loan



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      on a day that is not the last day of the applicable Interest Period with respect thereto, whether due to voluntary prepayment, payment realized from the Collateral or any Guarantor after the occurrence of an Event of Default, or otherwise, including interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain any such Loans. Such loss shall include, without limitation, an amount calculated as follows:

      a. First, the Lender shall determine the amount by which (i) the total amount of interest which would have otherwise accrued hereunder on each installment of principal so paid or not borrowed, during the period beginning on the date of such payment or failure to borrow and ending on the date such installment would have been due (the "Reemployment Period"), exceeds (ii) the total amount of interest which would accrue, during the Reemployment Period, on any readily marketable bond or other obligation of the United States of America designated by the Lender in its sole discretion at or about the time of such payment, such bond or other obligation of the United States of America to be in an amount equal (as nearly as may be) to the amount of principal so paid or not borrowed and to have a maturity comparable to the Reemployment Period, and the interest to accrue thereon to take account of amortization of any discount from par or accretion of premium above par at which the same is selling at the time of designation. Each sum amount is hereafter referred to as an "Installment Amount".

      b. Second, each Installment Amount shall be treated as payable as of the date on which the related principal installment would have been payable by the Borrower had such principal installment not been prepaid or not borrowed.

      c. Third, the amount to be paid on each such date shall be the present value of the Installment Amount determined by discounting the amount thereof from the date on which such Installment Amount is to be treated as payable, at the same annual interest rate as that payable upon the bond or other obligation of the United States of America designated as aforesaid by the Lender.

13. In the event, prior to the commencement of any Interest Period relating to any LIBOR Rate Loan, the Lender shall determine that adequate and reasonable methods do not exist for ascertaining the Euro Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Lender shall


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      forthwith give notice of such determination (which shall be conclusive and binding on the Borrower) to the Borrower. In such event (a) any Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for Domestic Rate Loans, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period thereof, become a Domestic Rate Loan, and (c) the obligations of the Lender to make LIBOR Rate Loans shall be suspended until the Lender determines that the circumstances giving rise to such suspension no longer exist, whereupon the Lender shall so notify the Borrower.

14. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for the Lender to make or maintain LIBOR Rate Loans, the Lender shall forthwith give notice of such circumstances to the Borrower and thereupon (a) the commitment of the Lender to make LIBOR Rate Loans or convert Loans of another type to LIBOR Rate Loans shall forthwith be suspended and (b) the LIBOR Rate Loans then outstanding shall be converted auto matically to Domestic Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. The Borrower hereby agrees promptly to pay the Lender, upon demand, any additional amounts necessary to compensate the Lender for any costs incurred by the Lender in making any conversion in accordance with this section, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder and any amount payable as provided in Paragraph 12, herein.

15. The Borrower shall have the right at any time to prepay the Note on or before the Maturity Date, as a whole, or in part, subject to the following limitations:

      a.    For any Domestic Rate Loan, without premium or penalty, provided
                                                                    --------
            that any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment;

      b. For any LIBOR Rate Loan, upon not less than three (3) Business Days' prior written notice to the Lender, without penalty, provided that
                                                                 --------
            (1) each partial prepayment shall be in the principal amount of $100,000.00 or an integral multiple thereof, (2) if such prepayment is on any day other than the last day of the Interest Period relating thereto, such amount prepaid shall be accompanied by any additional amounts necessary to compensate the Lender for any costs



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            incurred by the Lender in accordance with Paragraph 12, herein, including any interest or fees payable by the Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder and (3) any amount prepaid shall be accompanied by accrued interest on the principal repaid to the date of payment.

      c. If the Loan Documents provide at the time of prepayment for periodic principal payments on the Loan, any prepayment of principal shall be applied against the scheduled installments of principal due on the Loan in the inverse order of maturity. No amount repaid with respect to the Loan may be reborrowed.

      d. In the event that at the time of any such prepayment Loans are outstanding of more than one Type, the amount prepaid shall be applied first to any Domestic Rate Loan prior to application to any LIBOR Rate Loans.

      e. Any premium due hereunder upon such prepayment shall be due and payable upon any prepayment whatsoever, whether voluntary or involuntary, to the extent permitted by law, and after acceleration of the unpaid principal balance of the Loan after the occurrence of an Event of Default.

16. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Lender by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject the Lender to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, or the Loans (other than taxes based upon or measured by the income or profits of the Lender), or

            (b) materially change the basis of taxation (except for changes in taxes on income or profits) of payments to the Lender of the principal of or the interest on any Loans or any other amounts payable to the Lender under this Agreement or the other Loan Documents, or

            (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in


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      this Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Lender, or

            (d) impose on the Lender any other conditions or re quirements with respect to this Agreement, the other Loan Documents, the Loan, or any class of loans or commitments of which any Loan forms a part;

and the result of any of the foregoing is

            (i) to increase the cost to the Lender of making, funding, issuing, renewing, extending or maintaining any of the Loans, or

            (ii) to reduce the amount of principal, interest or other amount payable to the Lender hereunder on account of any of the Loans, or

            (iii) to require the Lender to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Lender from the Borrower hereunder, then, and in each such case, the Borrower will, upon demand made by the Lender at any time and from time to time and as often as the occasion therefor may arise, pay to the Lender such additional amounts as will be sufficient to compensate the Lender for such additional cost, reduction, payment or foregone interest or other sum.

17. Capital Adequacy. If the Lender shall have determined that the adoption of any applicable law, rule, regulation, guideline, directive or request (whether or not having force of law) regarding capital requirements, or the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any of the foregoing imposes or increases a requirement by the Lender to allocate capital resources to the Loans made, or to be made, hereunder, which has or would have the effect of reducing the return on the Lender's capital to a level below that which the Lender could have achieved (taking into consideration the Lender's then existing policies with respect to capital adequacy and assuming full utilization of the Lender's capital) but for such adoption, change or compliance, by any amount deemed by the Lender to be material: (i) the Lender shall promptly

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      after its determination of such occurrence give notice thereof to the
      Borrower; and (ii) the Borrower shall pay to the Lender as an additional fee from time-to-time on demand such amount as the Lender certifies to be the amount that will compensate it for such reduction. In determining such amounts, the Lender may use any reasonable averaging and attribution methods.

18. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.



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